UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2020

Riviera Resources, Inc.

(Exact name of registrant specified in its charter)

Delaware	333-225927	82-5121920
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 1700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On June 2, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Riviera Resources, Inc. (“Riviera” or the “Company”), a Delaware corporation, dismissed KPMG, LLP (“KPMG”) as its independent registered public accounting firm. KPMG served as the Company’s independent registered public accounting firm from December 31, 2017 through June 2, 2020.

KPMG’s audit reports on Riviera’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018, did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s reports on the consolidated financial statements of Riviera Resources, Inc. as of and for the years ended December 31, 2019 and 2018, contained separate paragraphs that stated:

“As discussed in Note 3 to the consolidated and combined financial statements, the Company changed its method of accounting for revenue recognition in 2018 due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers”.

“As discussed in Note 1 to the consolidated and combined financial statements, the Company completed its spin-off from Linn Energy, Inc., the former parent company of Riviera Resources, Inc. on August 7, 2018. Prior to the spin-off, the accompanying consolidated and combined financial statements were prepared on a carve-out combined basis and derived from the former parent’s consolidated financial statements and accounting records for the periods presented”.

“As discussed in Note 1 to the consolidated and combined financial statements, Linn Energy, Inc. (formerly known as Linn Energy, LLC), the former parent company of Riviera Resources, Inc. emerged from bankruptcy on February 28, 2017. Accordingly, the consolidated and combined financial statements have been prepared in conformity with ASC 852-10, Reorganizations, for the Successor as a new entity with assets, liabilities and a capital structure having carrying amounts not comparable with the amounts presented in the Predecessor period”.

The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2019 and 2018 and the subsequent interim period from January 1, 2020 through June 2, 2020, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of KPMG, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of KPMG’s engagement and the subsequent interim period from January 1, 2020 through June 2, 2020.

Pursuant to Item 304(a)(3) of Regulation S-K, Riviera provided KPMG with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Report and requested that KPMG furnish a letter addressed to the Commission, which is attached hereto as Exhibit 16.1.

(b) On June 5, 2020, the accounting firm of BDO USA, LLP (“BDO”) was engaged by the Audit Committee as the Company’s new independent registered public accounting firm to perform independent audit services for the Company for the fiscal year ending December 31, 2020, effective immediately.

During the years ended December 31, 2019 and 2018, and the subsequent interim period preceding the engagement of BDO, Riviera did not consult BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Riviera’s consolidated financial statements, and neither a written report was provided to Riviera nor oral advice was provided that BDO concluded was an important factor considered by Riviera in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or a “reportable event” (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1*	Letter from KPMG, LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2020	RIVIERA RESOURCES, INC.

	By:	/s/ David B. Rottino
Name: David B. Rottino Title: President and Chief Executive Officer